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                                                                   EXHIBIT 10.18


                       SERVICE CORPORATION INTERNATIONAL

                    AMENDMENT TO 1995 INCENTIVE EQUITY PLAN


                 AMENDMENT, dated as of February 12, 1997, to the Service

Corporation International 1995 Incentive Equity Plan (the "1995 Plan").


                 The 1995 Plan is hereby amended effective as of the date

hereof, as follows:

                 1.       Section 4.3 is hereby amended by adding the following

at the end thereof:

                 The Committee may amend outstanding Nonqualified Options to make such Nonqualified Options transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships established for the exclusive benefit of one or more members of such person's immediate family (collectively, "Transferees"). A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company's record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, "immediate family" shall mean, with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.





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                 2.       Section 2.8 is hereby deleted; a new Section 2.12 is

added as set forth below; existing Sections 2.9 through 2.12 are renumbered as

2.8 through 2.11; and the table of contents is revised to reflect the foregoing.

                 3.       A new Section 2.12 is added as follows:

                 Section 2.12. "Non-Employee Director" means a "Non-Employee Director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

                 4.       All references in the 1995 Plan to the term

"Disinterested Person" shall be deleted and replaced with the term

"Non-Employee Director".





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